UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 23, 2008

BRONCO DRILLING COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware		20-2902156
(State or other jurisdiction of incorporation)	000-51471 (Commission File Number)	(I.R.S. Employer Identification Number)

16217 North May Avenue		73013
Edmond, OK		(Zip code)
(Address of principal executive offices)
(405) 242-4444
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.
     On January 24, 2008, Bronco Drilling Company, Inc., a Delaware corporation (the “Bronco Drilling”), and Allis-Chalmers Energy Inc., a Delaware corporation (“Allis-Chalmers”), announced the execution of an Agreement and Plan of Merger, dated January 23, 2008 (the “Merger Agreement”), by and among Allis-Chalmers, Bronco Drilling and Elway Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Allis-Chalmers (“Merger Sub”), providing for the acquisition of Bronco Drilling by Allis-Chalmers.
     Under the terms of the Merger Agreement, which was approved by the respective Boards of Directors of each of Bronco Drilling, Allis-Chalmers and Merger Sub, Merger Sub will merge with and into Bronco Drilling, with Bronco Drilling surviving as a wholly owned subsidiary of Allis-Chalmers (the “Merger”).
     The Merger Agreement provides that, at the effective time of the Merger, stockholders of Bronco Drilling will receive merger consideration with an aggregate value of approximately $437.8 million, comprised of (a) an aggregate of $280.0 million in cash and (b) shares of Allis-Chalmers common stock having an aggregate value of approximately $157.8 million. The number of shares issued as merger consideration will be based on the average closing price of Allis-Chalmers common stock for a ten trading day period ending two days prior to the closing. The combined consideration totals $16.33 per share for Bronco Drilling, a 21.8% premium to the closing price of Bronco Drilling’s common stock on January 23, 2008 and an 18.2% premium to the past 10 days average closing stock price of Bronco Drilling. Upon completion of the Merger, it is anticipated that Allis-Chalmers’ stockholders will own approximately 72.1%, and that stockholders that previously held Bronco Drilling’s stock will own approximately 27.9% of the combined company, based on Allis-Chalmers’ closing stock price on January 22, 2008.
     Allis-Chalmers has received a financing commitment of $350.0 million to cover the cash component of the merger consideration, assumed Bronco Drilling debt and transaction expenses. Allis-Chalmers and Bronco Drilling anticipate that receipt of the merger consideration will be taxable to Bronco Drilling’s stockholders.
     The consummation of the transactions contemplated in the Merger Agreement is conditioned upon, among other things, (1) approval by the stockholders of Bronco Drilling and Allis-Chalmers, (2) the receipt of all required regulatory approvals, (3) the absence of any order or injunction prohibiting the consummation of the Merger, (4) subject to certain exceptions, the accuracy of Bronco Drilling’s and Allis-Chalmers’ respective representations and warranties contained in the Merger Agreement, as applicable, (5) the absence of any event or circumstance that constitutes a material adverse effect with respect to either Bronco Drilling or Allis-Chalmers and (6) the effectiveness of a registration statement relating to the shares of Allis-Chalmers common stock to be issued in the Merger. The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, Bronco Drilling will be required to pay Allis-Chalmers a termination fee of $10.0 million, and either party could be required to pay the other party’s actual expenses related to the transaction (up to a maximum amount of $5.0 million).
     The parties have made customary representations and warranties and covenants in the Merger Agreement, including, among others (1) to conduct their respective businesses in the ordinary course between the execution of the Merger Agreement and the consummation of the Merger, (2) to cause a meeting of their respective stockholders to be held, in the case of Bronco Drilling’s stockholders, to adopt the Merger Agreement and in the case of Allis-Chalmers’ stockholders, to approve the issuance of Allis-Chalmers common stock in the Merger, (3) for Allis-Chalmers’ Board of Directors to recommend that its stockholders approve the issuance of Allis-Chalmers common stock in the Merger, (4) subject to certain exceptions, for Bronco Drilling’s Board of Directors to recommend that Bronco Drilling’s stockholders adopt the Merger Agreement and (5) subject to exceptions, for Bronco Drilling not to (A) solicit proposals relating to alternative business combination transactions or (B) enter into discussions concerning or provide information in connection with alternative business combination transactions.
     Investors are cautioned that the representations, warranties and covenants included in the Merger Agreement were made by Bronco Drilling, Allis-Chalmers and Merger Sub to each other. These representations, warranties and covenants were made as of specific dates and only for purposes of the Merger Agreement and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally relevant to investors, and are qualified by information in disclosure schedules that the parties exchanged in connection with the execution of the agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating risk between Bronco Drilling and Allis-Chalmers, rather than to establish matters as facts.
     The Merger Agreement is described in this Current Report on Form 8-K and attached as Exhibit 2.1 hereto only to provide you with information regarding certain material terms and conditions, and, except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the Merger, not to provide any other factual information regarding Bronco Drilling, Allis-Chalmers, their respective businesses or the actual conduct of their respective businesses during the period prior to the consummation of the Merger. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Bronco Drilling, Allis-Chalmers or any other person. Furthermore, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Bronco Drilling and Allis-Chalmers, because either party may take certain actions that are either expressly permitted in the disclosure schedules to the Merger Agreement or consented to by the appropriate party, which consent may be given without notice to the public.
     The Merger Agreement attached as Exhibit 2.1 hereto is incorporated herein by reference. The foregoing description of the Merger Agreement and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to such document.
Forward-Looking Statements
     This report contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, regarding the Merger and the combined company’s plans, objectives and intentions. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this report.
     Forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, the possibility that the companies may be unable to obtain stockholder, regulatory or other approvals required for the Merger, that problems may arise in the integration of the businesses of Bronco Drilling and Allis-Chalmers, that the Merger may involve unexpected costs, that the acquiror may be unable to secure the requisite financing for the Merger, that the combined company may be unable to achieve cost-cutting objectives, changes in demand for oil and natural gas drilling services in the areas and markets in which the companies operate, the effects of competition, the obsolescence of products and services, the ability to obtain financing to support operations, environmental and other casualty risks, and the effect of government regulation. Further information about the risks and uncertainties that may affect Bronco Drilling and Allis-Chalmers are set forth in their most recent respective filings on Form 10-K (including without limitation in the “Risk Factors” section) and in other filings with the Securities and Exchange Commission (the “SEC”) and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Bronco Drilling does not undertake any obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report.
Important Additional Information Regarding the Merger will be Filed with the SEC
     In connection with the proposed transaction, Allis-Chalmers and Bronco Drilling will file a joint proxy statement/prospectus and both companies will file other relevant documents concerning the proposed Merger transaction with the SEC. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE MERGER. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and the other documents free of charge at the website maintained by the SEC at www.sec.gov.

     The documents filed with the SEC by Allis-Chalmers may be obtained free of charge from Allis-Chalmers’ website at www.alchenergy.com or by calling Allis-Chalmers’ Investor Relations department at (713) 369-0550. The documents filed with the SEC by Bronco Drilling may be obtained free of charge from Bronco Drilling’s website at www.broncodrill.com or by calling Bronco Drilling’s Investor Relations department at (405) 242-4444. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Merger. Allis-Chalmers and Bronco Drilling and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective stockholders of each company in connection with the Merger. Information about the directors and executive officers of Allis-Chalmers and their ownership of Allis-Chalmers common stock is set forth in its proxy statement filed with the SEC on April 30, 2007. Information about the directors and executive officers of Bronco Drilling and their ownership of Bronco Drilling common stock is set forth in its proxy statement filed with the SEC on April 30, 2007. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus for the Merger when it becomes available.
Item 7.01 Regulation FD Disclosure
     On January 24, 2008, Bronco Drilling and Allis-Chalmers issued a joint press release announcing that Bronco Drilling, Allis-Chalmers and Merger Sub had entered into the Merger Agreement, as described in Item 1.01 of this report. A copy of the joint press release issued by Bronco Drilling and Allis-Chalmers is attached hereto as Exhibit 99.1.
     The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Number	Exhibit
2.1	Agreement and Plan of Merger, dated as of January 23, 2008, by and among Allis-Chalmers Energy Inc., Bronco Drilling Company, Inc. and Elway Merger Sub, Inc.

99.1	Press release dated January 24, 2008 entitled “Allis-Chalmers Energy to Acquire Bronco Drilling Company for a Combination of Cash and Stock.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRONCO DRILLING COMPANY, INC.
Date: January 24, 2008	By:	/s/ Zachary M. Graves
Zachary M. Graves
Chief Financial Officer

Exhibit Index

Number	Exhibit
2.1	Agreement and Plan of Merger, dated as of January 23, 2008, by and among Allis-Chalmers Energy Inc., Bronco Drilling Company, Inc. and Elway Merger Sub, Inc.

99.1	Press release dated January 24, 2008 entitled “Allis-Chalmers Energy to Acquire Bronco Drilling Company for a Combination of Cash and Stock.”